EXECUTION COPY
U.S.$150,000,000
Compton Petroleum Finance Corporation
7 5/8% Senior Notes due 2013
PURCHASE AGREEMENT
March 24, 2006
5/8Credit Suisse Securities (USA) LLC
Morgan Stanley & Co. Incorporated
c/o Credit Suisse Securities (“USA”) LLC (“Credit Suisse”),
Eleven Madison Avenue,
New York, N.Y. 10010-3629
Dear Sirs:
1. Introductory. Compton Petroleum Finance Corporation, an Alberta corporation (the “Issuer”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the “Purchasers”) U.S.$150,000,000 principal amount of its 7 5/8% Senior Notes due December 1, 2013 (the “Notes”) to be issued under an indenture agreement, dated as of November 22, 2005 (the “Indenture”), among the Issuer, Compton Petroleum Corporation, an Alberta corporation (“Parent”), the subsidiary guarantors listed on Schedule B hereto (the “Subsidiary Guarantors” and, together with Parent, the “Guarantors”) and The Bank of Nova Scotia Trust Company of New York, as Trustee. The Notes will be fully, irrevocably and unconditionally guaranteed (the “Parent Guarantee”), as to payment of principal, premium, if any, and interest by Parent, and will be fully, irrevocably and unconditionally guaranteed (the “Subsidiary Guarantees”) as to payment of principal, premium, if any, and interest by the Subsidiary Guarantors. Each of the Subsidiary Guarantees will be fully, irrevocably and unconditionally guaranteed (the “Parent-Subsidiary Guarantees” and, together with the Parent Guarantee and the Subsidiary Guarantees, the “Guarantees,” and, together with the Notes, the “Offered Securities”) as to payment of principal, premium, if any, and interest on a senior basis by Parent.
     The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement dated as of the Closing Date (as defined below) among the Issuer, the Guarantors and the Purchasers (the “Registration Rights Agreement”), pursuant to which the Issuer agrees to file a registration statement with the United States Securities and Exchange Commission (the “Commission”) registering the resale of the Offered Securities under the United States Securities Act of 1933, as amended (the “Securities Act”).
     2. Representations and Warranties of the Issuer and the Guarantors. Each of the Issuer and the Guarantors, jointly and severally, represents and warrants to, and agrees with, the several Purchasers as set forth below, provided, however, that each representation concerning Mazeppa Processing Partnership Ltd. (“MPP”) is a representation solely to the knowledge of the Parent, the Issuer or any of the Guarantors, as applicable, without any inquiry beyond those that would reasonably be expected to made (1) in connection with the Parent’s management of MPP pursuant to the management agreement, (2) as a party to the various other agreements by and among the Parent, the Issuer or any of the Guarantors, and MPP, and (3) as necessary to properly record the results and financial condition of MPP and to include MPP as part of Compton’s consolidated financial statements:
     (a) A preliminary offering circular dated March 24, 2006 (the “Preliminary Offering Circular”) relating to the Offered Securities and a final offering circular (the “Final Offering Circular”) disclosing the offering price and other final terms of the Offered Securities and dated as of the date of this Agreement

(even if finalized and issued subsequent to the date of this Agreement) have been or will be prepared by the Issuer and the Guarantors. “General Disclosure Package” means the Preliminary Offering Circular, together with any Issuer Free Writing Communication (as hereinafter defined) existing at the Applicable Time (as hereinafter defined), as evidenced by its being specified in Schedule C to this Agreement (including the term sheet listing the final terms of the Offered Securities and their offering, included in Schedule C to this Agreement, which is referred to as the “Terms Communication”). “Applicable Time” means 1:17 pm (Eastern Standard time) on the date of this Agreement. As of the date of this Agreement and as of the Closing Date (as hereinafter defined), the Final Offering Circular does not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Applicable Time and as of the Closing Date, neither (i) the General Disclosure Package nor (ii) any individual Supplemental Marketing Material (as hereinafter defined), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Issuer or the Guarantors by any Purchaser or its counsel specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof. The Parent’s Annual Report on Form 40-F most recently filed with the Commission pursuant to the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), when it was filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.
     “Free Writing Communication” means a written communication (as such term is defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Circular or the Final Offering Circular. “Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Company, used or referred to by the Company or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the Company’s records. “Supplemental Marketing Material” means any Issuer Free Writing Communication specified in Schedule D to this Agreement.
     (b) Parent is a corporation, incorporated, valid and subsisting under the laws of the Province of Alberta, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and Parent is duly qualified to do business as an extra-provincial or foreign corporation, as applicable, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of Parent, its subsidiaries and MPP taken as a whole (“Material Adverse Effect”).
     (c) Each subsidiary of Parent other than Compton Petroleum (U.S.A.) Corporation and Redwood Energy (U.S.A.) Ltd. (each a “Subsidiary” and collectively, the “Subsidiaries”) is a corporation, limited liability company, partnership or other legal entity, as the case may be, incorporated or formed, valid and subsisting under the laws of the jurisdiction of its incorporation or formation, with power and authority (corporate or such similar power and other) to own its properties and conduct its business as described in the General Disclosure Package; and each Subsidiary is duly qualified to do business as an extra-provincial or foreign corporation or partnership, as applicable, and, to the extent such jurisdictions have such a concept, is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued and outstanding shares in the capital of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and all of the shares of capital or partnership interests, as applicable, of each Subsidiary owned by Parent, directly or through subsidiaries, are owned free from liens, encumbrances and defects, except for those liens arising out of the fourth amended and restated credit agreement (the “Senior Credit

Facility”), dated November 22, 2005, as amended, by and among Parent and the lenders party thereto, the Indenture, the $300 million aggregate principal amount of 7 5/8% Senior Notes previously issued and outstanding under the Indenture (the “Original 75/8% Notes”) and the Notes.
     (d) Each of the management agreement, dated August 18, 2004 by and among Parent and MPP, the option agreement between Enstar Midstream Services Ltd. and 1121893 Alberta Ltd and Parent, dated August 18, 2004 and the processing agreement between MPP and Parent, dated August 18, 2004 is in full force and effect.
     (e) The Indenture has been duly authorized, executed and delivered by the Issuer and constitutes a valid and legally binding obligation of the Issuer, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforceability is considered in a proceeding in equity or law); the Notes have been duly authorized by the Issuer; and when the Notes are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), such Notes will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the General Disclosure Package, and such Notes will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforceability is considered in a proceeding in equity or law).
     (f) The Indenture has been duly authorized, executed and delivered by each of the Guarantors and constitutes a valid and legally binding obligation of each Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforceability is considered in a proceeding in equity or law); the Guarantees have been duly authorized by each of the Guarantors; and when the Notes are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), such Guarantees will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the General Disclosure Package, and such Guarantees will constitute valid and legally binding obligations of each Guarantor, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforceability is considered in a proceeding in equity or law).
     (g) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Issuer or any Guarantor and any person that would give rise to a valid claim against the Issuer or any Purchaser for a brokerage commission, finder’s fee or other like payment in connection with the consummation of the transaction contemplated by this Agreement.
     (h) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance and sale of the Notes by the Issuer or the Guarantees by the Guarantors except for (i) those that, as of the date hereof, have been obtained or made; (ii) the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement) effective; (iii) a determination from the Alberta Securities Commission confirming that the Alberta Securities Commission’s order dated November 14, 2005, pursuant to Section 213 of the Securities Act (Alberta), related to the Indenture, remains in force; and (iv) the filing of a Form 45-106F1 with applicable Canadian securities regulatory authorities within 10 days of the distribution of Offered Securities on a private placement basis pursuant to National Instrument 45-106 — Prospectus and Registration Exemptions.
     (i) Subject to the assumptions and qualifications set forth in the General Disclosure Package, under current laws and regulations of Canada and any political subdivision thereof, all interest, principal, premium, if any, and other payments due or made on the Offered Securities may be paid by the Issuer to the beneficial owner thereof in United States dollars or Canadian dollars that may be converted into foreign currency and freely transferred out of Canada and all such payments made to beneficial owners thereof who are non-residents of Canada and do not use or hold the Notes in connection with or in the course of carrying on business in Canada and, in the case of a beneficial owner that is an insurer, establishes that the Notes are not “designated insurance property” for purposes of the Income Tax Act (Canada), will not be subject to income, withholding or other taxes under laws and regulations of Canada or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Canada or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Canada or any political subdivision or taxing authority thereof or therein.
     (j) The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Issuer and each of the Guarantors, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over Parent or any Subsidiary, or any of their properties, or (subject to obtaining the written consent of each of the lenders under the Senior Credit Facility) any agreement or instrument to which Parent or any Subsidiary is a party or by which Parent or any Subsidiary is bound or to which any of the properties of Parent or any Subsidiary is subject, or the charter or by-laws (or similar organizational document) of Parent or any Subsidiary, and the Issuer and each of the Guarantors has full power and authority to authorize, issue and sell the Offered Securities being issued by them as contemplated by this Agreement.
     (k) This Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Issuer and each of the Guarantors.
     (l) Except as disclosed in the General Disclosure Package, Parent, its Subsidiaries and MPP have (i) good and marketable title to all real properties and all other properties and assets (excluding oil and gas properties and oil and gas mineral rights) owned by them, in each case free from liens, encumbrances and defects that would affect the value thereof (other than liens and encumbrances which may effect the value of MPP or its real property, other property or assets) or interfere with the use made or to be made thereof by them; and (ii) except as disclosed in the General Disclosure Package, Parent, its Subsidiaries and MPP hold any leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them, in all cases except where the failure to have such title or hold such leases would not have a Material Adverse Effect (as defined below).
     (m) Although it does not warrant title, neither the Issuer nor any Guarantor has reason to believe that the Parent or its Subsidiaries does not have title to or the right to produce and sell its petroleum, natural gas and related hydrocarbons (for the purposes of this clause, the forgoing are referred to as the “Interests”) as described in the General Disclosure Package. The Interests are free and clear of adverse claims created by, through or under the Parent or its Subsidiaries, except as disclosed in the General Disclosure Package, or those arising in the ordinary course of business, which are individually or in the aggregate not material. The Parent and its Subsidiaries hold their respective Interests under valid and subsisting leases, licenses, permits, concessions, concession agreements, contracts, subleases, reservations or other agreements.
     (n) Parent, its Subsidiaries and MPP possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to Parent, any of its Subsidiaries or MPP, would individually or in the aggregate have a Material Adverse Effect or except where the failure to possess such certificate, authorities, or permit would not have a Material Adverse Effect.
     (o) No labor dispute with the employees of Parent, any Subsidiary or MPP exists or, to the knowledge of the Issuer or any Guarantor, is imminent that, in any case, might have a Material Adverse Effect.

     (p) Parent, its Subsidiaries, and MPP own, possess or can acquire on reasonable terms, adequate rights to use all material trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to Parent, any of its Subsidiaries or MPP, would individually or in the aggregate have a Material Adverse Effect.
     (q) Except as disclosed in the General Disclosure Package, none of Parent, any of its subsidiaries or MPP is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and neither the Issuer nor any Guarantor is aware of any pending investigation which might lead to such a claim.
     (r) Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings against or affecting Parent, any of its subsidiaries, MPP or any of their respective properties that, if determined adversely to Parent, any of its subsidiaries or MPP, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Issuer or any Guarantor to perform its obligations under the Indenture, this Agreement or the Registration Rights Agreement; and to the Issuer’s or any Guarantor’s knowledge, no such actions, suits or proceedings are threatened or contemplated.
     (s) The financial statements included in the General Disclosure Package present fairly in all material respects the consolidated financial position of Parent and its consolidated subsidiaries and MPP, as of the dates shown and the consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in Canada (“Canadian GAAP”) and have been reconciled to GAAP in the United States (“U.S. GAAP”) in accordance with Item 18 of Form 20-F under the Exchange Act, in each case applied on a consistent basis.
     (t) Except as disclosed in the General Disclosure Package, since the date of the latest audited financial statements included in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of Parent, its subsidiaries and MPP taken as a whole, and, except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by Parent on any class of its capital stock.
     (u) Neither the Issuer nor any of the Guarantors is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and neither the Issuer nor any Guarantor is or, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will be an “investment company” as defined in the Investment Company Act.
     (v) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.
     (w) The offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act.

     (x) None of the Issuer, the Guarantors, nor any of their respective affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities other than the Original 75/8% Notes or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, except no representation, warranty or agreement is made by the Issuer or the Guarantors pursuant to this paragraph with respect to action undertaken by the Purchasers. None of the Issuer or any Guarantor has entered and neither will enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.
     (y) The Issuer, the entities listed on Schedule B hereto as Subsidiary Guarantors, Compton Petroleum (U.S.A.) Corporation and Redwood Energy (U.S.A.) Ltd., are the only subsidiaries, direct or indirect, of Parent.
     (z) Any statistical and market-related data included in the General Disclosure Package are based on or derived from sources that the Issuer and each of the Guarantors believe to be reliable and accurate, and the Issuer has obtained the written consent to the use of such data from such sources as may be required.
     (aa) The working interests in crude oil, natural gas and natural gas liquids held by Parent and its Subsidiaries reflect in all material respects the right of Parent and its Subsidiaries to explore or receive production from such underlying properties, and the action taken by Parent and its Subsidiaries with respect to acquiring or otherwise procuring such leases or interests was generally consistent with standard industry practices for acquiring or procuring leases and interests therein to explore for such products.
     (bb) None of the Issuer or any Guarantor is aware of any defects, failures or impairments in the title of any of the Issuer or any Guarantor to its properties (including in respect of any action, suit, proceeding or inquiry, whether instituted, pending or, to the knowledge of any of the Issuer or any Guarantor, threatened or whether or not discovered by any third party) which, in the aggregate, could reasonably be expected to have a material adverse effect on the quantity and pre-tax discounted present value of the estimated future net revenue values of crude oil, natural gas and natural gas liquids reserves attributable to properties owned by the Issuer and the Guarantors as at December 31, 2005 as shown in the reserve report prepared for Parent by Netherland, Sewell, & Associates, Inc. (the “Reserve Report”).
     (cc) Parent and its subsidiaries have made available to Netherland, Sewell, & Associates, Inc., prior to the issuance of the Reserve Report, for the purposes of preparing the Reserve Report, all information requested by Netherland, Sewell, & Associates, Inc. No facts have arisen that lead the Issuer or any Guarantor to believe that the information supplied was not correct in any material respect. Since the date of the Reserve Report, to the knowledge of Parent or any Guarantor, and other than by reason of production of crude oil, natural gas and natural gas liquids since the date of the Reserve Report, there has been no material adverse change to Parent’s and its subsidiaries’, taken as a whole, aggregate crude oil, natural gas and natural gas liquids reserves as reported therein and such parties believe the Reserve Report fairly presents in all material respects the determination of the petroleum and natural gas reserves of Parent and its subsidiaries attributable to the properties evaluated in such Reserve Report and the production profile and costs associated therewith, as of the date thereof.
     (dd) (i) None of Parent or any Subsidiary is in violation of its respective articles or bylaws (or similar organizational documents) and (ii) none of Parent, any Subsidiary or MPP is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to Parent, its subsidiaries, and MPP taken as a whole, to which Parent, any Subsidiary, or MPP is a party or by which Parent, any Subsidiary, MPP or their respective property is bound, except in the case of clause (ii) where such default would not reasonably be expected to have a Material Adverse Effect and provided that with respect to agreements of MPP, such representation is limited to (1) agreements of MPP known to Parent or its subsidiaries as a result of their management of MPP or by virtue of being a party to the agreement with MPP and (2) defaults by MPP that have otherwise been conveyed to Parent or its subsidiaries.
     (ee) Neither the Issuer nor any agent thereof acting on the behalf of the Issuer has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; provided that none of the Issuer or any Guarantor makes any representation as to actions taken or to be taken by the Purchasers.
     (ff) Parent maintains, and will maintain, a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Canadian GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (gg) Parent maintains, and will maintain, disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Parent, including its consolidated subsidiaries and MPP, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities; and (ii) are effective in all material respects to perform the functions for which they were established.
     (hh) Except as would not reasonably be expected to have a Material Adverse Effect, Parent, its subsidiaries and MPP are in compliance with, and conduct their businesses in conformity with, all applicable U.S. and Canadian federal, state, provincial, local and foreign laws, rules and regulations, and all applicable ordinances, judgments, decrees, orders, units and injunctions of any court, governmental agency or body or the Toronto Stock Exchange.
     (ii) Provided that a Purchaser is a non-resident of Canada for purposes of the Income Tax Act (Canada) and deals at arm’s length (within the meaning of the Income Tax Act (Canada) with the Issuer and does not provide services in Canada or hold the Offered Securities in connection with a business carried on in Canada and except as disclosed in the General Disclosure Package and, in the case of a Purchaser that is an insurer, establishes that the Notes are not “designated insurance property” for purposes of the Income Tax Act (Canada), no stamp tax or other issuance, goods and services or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Purchasers to any Canadian federal, provincial or other taxing authority in connection with (A) the creation, issuance, sale and delivery of the Offered Securities to the Purchasers in the manner contemplated in this Agreement, the Registration Rights Agreement and the Indenture; or (B) the resale and delivery of such Offered Securities by the Purchasers outside of Canada in the manner contemplated in this Agreement, the Registration Rights Agreement and the Indenture.
     (jj) Each of the Issuer and the Guarantors has filed all foreign, federal, state, provincial and local tax returns that are required to be filed by it or has requested extensions thereof (except in any case in which failure so to file would not have a Material Adverse Effect), and has paid all taxes required to be paid by it and any other assessment, interest, fine or penalty levied against it, to the extent that any of the foregoing is material and due and payable, except for any such assessment, interest, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.
     (kk) The accountants that audited the financial statements of Parent included in the General Disclosure Package are independent with respect to each of the Issuer and the Guarantors within the meaning of the Securities Act.
     (ll) Each of the Issuer and the Guarantors is a “foreign private issuer” (as defined in Rule 405 under the Securities Act).

     (mm) No withholding tax imposed under the federal laws of Canada, any province or territory of Canada or any political subdivision or taxing authority thereof or therein is or will be payable in respect of the payment or crediting of the commissions contemplated by this Agreement by the Issuer to a Purchaser that is not, and is not deemed to be, a resident of Canada for the purposes of the Income Tax Act (Canada), provided that the Purchaser deals at arm’s length (as such term is understood for purposes of the Income Tax Act (Canada)) with the Issuer and the Guarantors, and that such commissions are payable in respect of services rendered by the Purchaser wholly outside of Canada that are performed in the ordinary course of business carried on by the Purchaser outside of Canada that includes the performance of such services for a fee, and the Purchaser is a resident of the U.S. for purposes of the Canada/United States Tax Convention (1980).
     (nn) No goods and services tax imposed under the federal laws of Canada, any province or territory of Canada or any political subdivision or taxing authority thereof or therein are or will be payable by the Issuer or collectable by a Purchaser in respect of the payment of commissions as contemplated by this Agreement to a Purchaser that is a non-resident of Canada, provided that such commissions are in respect of services performed by the Purchaser wholly outside of Canada.
     (oo) Except for the Registration Rights Agreement, there are no contracts, agreements or understandings between the Issuer or any Guarantor and any person granting such person the right, other than such rights which have been waived or satisfied, to require the Issuer or any Guarantor to file a registration statement under the Securities Act with respect to any securities of the Issuer or such Guarantor or to require the Issuer or such Guarantor to include such securities with the Offered Securities registered pursuant to any registration statement.
     (pp) The Issuer and the Guarantors, taken as a whole, carry, or are covered by, insurance in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries.
     (qq) Neither the Issuer nor any of the Guarantors, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Issuer or any of the Guarantors, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the United States Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Issuer agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Issuer, at a purchase price of 98.25% of the principal amount thereof plus accrued interest from April 4, 2006 to the Closing Date (as hereinafter defined), the respective principal amounts of Notes set forth opposite the names of the several Purchasers in Schedule A hereto.
     The Issuer will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Final Offering Circular. Payment for the Offered Securities shall be made by the Purchasers in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to the Purchasers drawn to the order of the Issuer at the office of Stikeman Elliott LLP, 4300 Bankers Hall West, 888-3rd Street S.W., Calgary, Alberta, Canada at 9:00 A.M. (New York time), on April 4, 2006, or at such other time not later than seven full business days thereafter as the Purchasers and the Issuer determine, such time being herein referred to as the “Closing Date”, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Notes. The Global Securities will be made available for checking at the office of Stikeman Elliott LLP at least 24 hours prior to the Closing Date.

     4. Representations by Purchasers; Resale by Purchasers. (a) Each Purchaser, severally and not jointly represents and warrants to the Issuer that it is an “accredited investor” within the meaning of Regulation D of the Securities Act.
     (a) Each Purchaser, severally and not jointly, acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser, severally and not jointly, represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities only in accordance with Rule 144A (“Rule 144A”) under the Securities Act. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirements of Rule 144A.
     (b) Each Purchaser, severally and not jointly, agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Issuer.
     (c) Each Purchaser, severally and not jointly, agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser, severally and not jointly, agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.
     (d) Each of the Purchasers, severally and not jointly, represents and agrees that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Offered Securities in circumstances in which section 21(1) of the FSMA does not apply to the Issuer or any Guarantor; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.
     (e) Reference is made to the purchase agreement, dated as of November 15, 2005, among the Issuer, the Guarantors and each of the initial purchasers named therein (the “November 2005 Purchase Agreement”). Each Purchaser acknowledges and agrees that it consents to the offering of the Offered Securities pursuant to this Agreement for purposes of Section 5(j) of the November 2005 Purchase Agreement.
     5. Certain Agreements of the Issuer and the Guarantors. Each of the Issuer and the Guarantors agrees with the several Purchasers that:
     (a) The Issuer will advise the Purchasers promptly of any proposal to amend or supplement the Preliminary or Final Offering Circular and will not effect any amendment or supplementation without the Purchasers’ consent, which consent shall not be unreasonably withheld. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, there occurs an event or development as a result of which any document included in the Preliminary or Final Offering Circular, General Disclosure Package or any Supplemental Marketing Material included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Issuer promptly will notify the Purchasers of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither the Purchasers’ consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.
     (b) The Issuer will furnish to the Purchasers copies of the Preliminary Offering Circular, each other document comprising a part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as practicable and in such quantities as the Purchasers reasonably request. At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, the Issuer will promptly furnish or cause to be furnished to the Purchasers (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and prospective purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Issuer will pay the expenses of printing and distributing to the Purchasers all such documents.
     (c) The Issuer and the Guarantors will cooperate with the Purchasers and their counsel in connection with the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Purchasers designate and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that except as contemplated by the Registration Rights Agreement, the Issuer will not be required to file a prospectus or registration statement, and provided further that the Issuer will not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits (other than those suits arising out of the offering or sale of the Offered Securities) in any jurisdiction where it is not now so subject.
     (d) Whether or not required by the SEC, so long as any Notes are outstanding Parent will furnish to the Purchasers and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and Parent will furnish to the Purchasers and, upon request, to each of the other Purchasers (i) all quarterly and annual financial information and current reports as described in Section 4.25 of the Indenture and (ii) from time to time, such other information concerning the Issuer or any of the Guarantors as the Purchasers may reasonably request.
     (e) During the period of two years after the Closing Date, the Issuer will, upon request, furnish to each of the Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.
     (f) During the period of two years after the Closing Date, neither the Parent nor any of Parent’s subsidiaries will, and will use their best efforts to cause any of its affiliates (as defined in Rule 144 under the Securities Act) not to, resell any of the Offered Securities that have been reacquired by any of them.
     (g) During the period of two years after the Closing Date, none of the Issuer or the Guarantors will be, or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.
     (h) The Issuer will pay all expenses (together with Goods & Services Tax where applicable) incidental to the performance of its obligations under this Agreement, the Indenture and the Registration Rights Agreement, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing of this Agreement, the Registration Rights Agreement, the

Offered Securities, the Indenture, the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and, as applicable, the Exchange Securities; (iii) the cost of qualifying the Offered Securities for trading in The PortalSM Market and any expenses incidental thereto; (iv) the cost of any advertising approved by the Issuer in connection with the issue of the Offered Securities; (v) any expenses (other than fees and disbursements of counsel for the Purchasers which are to be paid as set forth below) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as the Purchasers designate (subject to Section 5(c) of this Agreement) and the printing of memoranda relating thereto, (vi) for any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities, and (vii) for expenses incurred in distributing the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Purchasers. The Issuer will also pay or reimburse the Purchasers (to the extent incurred by them) for fifty percent (50%) of all reasonable travel expenses of the Purchasers and the Issuer’s or any Guarantor’s officers and employees and any other reasonable expenses of the Purchasers and the Issuer or the Guarantors in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers. Except as otherwise explicitly provided in this Agreement, the Purchasers shall pay their own costs and expenses, including the costs and expenses of their counsel and any transfer taxes on the Offered Securities.
     (i) In connection with the offering of the Offered Securities, until the Purchasers shall have notified the Issuer and the other Purchasers of the completion of the resale of the Offered Securities, neither the Parent nor any of Parent’s subsidiaries will, and will use their best efforts to cause any of its affiliates (as defined in Rule 144 under the Securities Act) not to, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither the Parent nor any of Parent’s subsidiaries will, and will use their best efforts to cause any of its affiliates (as defined in Rule 144 under the Securities Act) not to, make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.
     (j) For a period of 180 days after the date of the initial offering of the Offered Securities by the Purchasers, neither the Issuer nor any Guarantor will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any United States dollar-denominated debt securities issued or guaranteed by the Issuer or the Guarantors and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse and Morgan Stanley & Co. Incorporated. Neither the Issuer nor the Guarantors will at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Rule 144A or Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.
     (k) The Issuer and the Guarantors will indemnify and hold harmless the Purchasers against any documentary, stamp or similar issuance tax, including any interest and penalties, on the creation, issuance and sale of the Offered Securities and on the execution and delivery of this Agreement. All payments to be made by the Issuer or any Guarantor hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Issuer or the Guarantors are compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Issuer or any Guarantor shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.
     (l) The Issuer will use the net proceeds received by it from the sale of the Offered Securities in the manner specified in the General Disclosure Package under “Use of Proceeds.”

     6. Free Writing Communications. (a) Each of the Issuer and the Guarantors, jointly and severally, represents and agrees that, unless it obtains the prior consent of Credit Suisse, and each Purchaser represents and agrees that, unless it obtains the prior consent of the Issuer and Credit Suisse, it has not made and will not make any offer relating to the Offered Securities that would constitute a Free Writing Communication.
     (b) Each of the Issuer and the Guarantors consents to the use by any Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in the Terms Communication or is included in or is subsequently included in the Final Offering Circular or (ii) does not contain any material information about the Issuer, the Guarantors or their securities that was provided by or on behalf of the Issuer or the Guarantors, it being understood and agreed that any such Free Writing Communication referred to in clause (i) or (ii) shall not be an Issuer Free Writing Communication for purposes of this Agreement.
     7. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Issuer and the Guarantors herein, to the accuracy of the statements of officers of the Issuer and the Guarantors made pursuant to the provisions hereof, to the performance by the Issuer and the Guarantors of their obligations hereunder and to the following additional conditions precedent:
     (a) The Purchasers shall have received a letter, dated the date of this Agreement, of Grant Thornton LLP in agreed form confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder (“Rules and Regulations”), the Securities Act of Alberta and the rules of professional conduct of the Institute of Chartered Accountants of Alberta and to the effect that:
     (i) in their opinion the financial statements examined by them and included in the General Disclosure Package and the Final Offering Circular comply as to form in all material respects with the applicable accounting requirements of the Canadian Institute of Chartered Accountants (the “CICA”), the Securities Act of Alberta, the Securities Act and the related published Rules and Regulations;
     (ii) on the basis of a reading of the latest available interim financial statements of the Issuer, inquiries of officials of the Issuer who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:
     (A) at March 23, 2006 there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of Parent and its consolidated subsidiaries or any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the General Disclosure Package and the Final Offering Circular; or
     (B) for the period from December 31, 2005 to March 23, 2006, there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales, net operating income, consolidated net income or in the ratio of earnings to fixed charges;
except in all cases set forth in clauses (A) and (B) above for changes, increases or decreases which the General Disclosure Package and the Final Offering Circular disclose have occurred or may occur or which are described in such letter; and
     (iii) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the General Disclosure Package and any additional financial information contained in the Final Offering Circular (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of Parent and its subsidiaries subject to the internal controls of Parent’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.
     (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of Parent, its subsidiaries and MPP, taken as one enterprise which, in the judgment of a majority in interest of the Purchasers including Credit Suisse, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Issuer or any Guarantor by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer or any Guarantor (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Issuer or any Guarantor has been placed on negative outlook; (iii) any change in U.S., Canadian or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Purchasers including Credit Suisse, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or the Toronto Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of Parent on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal, New York or Canadian authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or Canada or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or Canada, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers including Credit Suisse, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.
     (c) The Purchasers shall have received an opinion, dated the Closing Date, of Paul, Weiss, Rifkind Wharton & Garrison LLP, United States counsel for the Issuer to the effect set forth in Exhibit A.
     (d) The Purchasers shall have received an opinion, dated the Closing Date, of Stikeman Elliott LLP, Canadian counsel for the Issuer, that:
     (i) The Parent is a corporation, incorporated, valid and subsisting under the laws of the Province of Alberta, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package; and the Parent is registered or qualified to do business as a foreign or extra-provincial corporation, as applicable, and to the extent such jurisdictions have such a concept, is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such registration or qualification; all of the issued and outstanding shares in the capital of Parent have been duly authorized and validly issued and are fully paid and nonassessable.
     (ii) Each Subsidiary is a validly existing corporation, limited liability company, partnership or other legal entity, as the case may be, incorporated or formed, valid and subsisting under the laws of the jurisdiction of its incorporation or formation, with power and authority (corporate or such similar power and other) to own its properties and conduct its business as described in the General Disclosure Package; and each Subsidiary is registered or qualified to do business as a foreign or extra-provincial corporation, and to the extent that such jurisdictions have such a concept, is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such registration or qualification; all of the issued and outstanding shares in the capital of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and the shares in the capital or partnership interests of each Subsidiary owned by Parent, directly or through subsidiaries, are owned free from liens, encumbrances and defects, except for those liens arising out of the Senior Credit Facility, the Indenture, the Original 7?% Notes and the Notes.
     (iii) Each of the Issuer and the Guarantors has the necessary power and authority (corporate or partnership) to execute, deliver, and perform its obligations under each of this Agreement, the Registration Rights Agreement and the Indenture.
     (iv) This Agreement has been duly authorized by each of the Issuer and the Guarantors and, to the extent that execution and delivery thereof are governed by applicable Alberta provincial and federal laws of Canada (“Canadian Law”), has been duly executed and delivered by the Issuer and each of the Guarantors.
     (v) The Registration Rights Agreement has been duly authorized by each of the Issuer and the Guarantors and, to the extent that execution and delivery thereof are governed by Canadian Law, has been duly executed and delivered by the Issuer and each of the Guarantors.
     (vi) The Indenture has been duly authorized by each of the Issuer and the Guarantors and, to the extent that execution and delivery thereof are governed by Canadian Law, has been duly executed and delivered by the Issuer and each of the Guarantors.
     (vii) The Issuer has all necessary corporate power and capacity to authorize, issue and sell the Notes, and the Notes have been duly authorized for issuance by all necessary corporate action on the part of the Issuer and have been duly issued by the Issuer and, to the extent that execution and delivery are matters governed by Canadian Law, the global certificates representing the Notes have been duly executed and delivered by the Issuer.
     (viii) The Issuer has all necessary corporate power and capacity to authorize, issue and sell the Exchange Securities, and the Exchange Securities have been duly authorized for issuance by all necessary corporate action on the part of the Issuer.
     (ix) The Guarantors have all necessary corporate or partnership power and capacity (as applicable) to authorize, issue and grant the Guarantees, and the Guarantees have been duly authorized by all necessary corporate or partnership power (as applicable) on the part of the Guarantors, and, to the extent execution and delivery are matters governed by Canadian Law, the Guarantees have been duly executed and delivered by each of the Guarantors.
     (x) The statements set forth in each of the Preliminary Offering Circular and the Final Offering Circular under the captions “Enforceability of Civil Liabilities Against Foreign Persons,” and “Certain Income Tax Considerations—Canadian Federal Income Tax Considerations,” insofar as they constitute summaries of Canadian legal matters or documents referred to therein, fairly summarize in all material respects the matters referred to therein.
     (xi) No consent, approval, authorization, order, registration or qualification of or with any Canadian federal, Alberta or Ontario provincial, court or governmental agency or body is required by the Issuer and the Guarantors in connection with the transactions contemplated by the Purchase Agreement, the Registration Rights Agreement or the Indenture (other than (i) the delivery of the Final Offering Circular, with a Canadian wrap, to the Ontario Securities Commission if any purchasers reside in Ontario; (ii) the filing of a Form 45-106F1 with applicable Canadian securities regulatory authorities within ten days of the distribution of Offered Securities on a private placement basis pursuant to National Instrument 45-106 — Prospectus and

Registration Exemptions; and (iii) the filing and clearing of the Prospectus pursuant to the Registration Rights Agreement (as defined therein) with respect to the Exchange Securities.)
     (xii) To such counsel’s knowledge, (i) there are no pending actions, suits or proceedings against or affecting Parent or any of its subsidiaries, or any of their respective properties that, if determined adversely to Parent or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of Issuer or any of the Guarantors to perform their obligations under the Indenture, this Agreement or the Registration Rights Agreement; and (ii) no such actions, suits or proceedings are threatened or contemplated.
     (xiii) The execution, delivery and performance by the Issuer and each of the Guarantors of this Agreement, the Registration Rights Agreement and the Indenture and compliance with the terms and provisions thereof, and the issue and sale of the Offered Securities, will not (A) result in a breach or violation of or cause a default under the Senior Credit Facility; (B) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any Canadian federal, or Alberta or Ontario provincial, statute, rule or regulation applicable to the Issuer or any of the Guarantors, (C) to such counsel’s knowledge, result in a breach or violation of any judgment, order or decree of any Canadian federal, or Alberta or Ontario, provincial, government, governmental, regulatory or administrative agency, authority, commission or instrumentality or court having jurisdiction over the Issuer or any Guarantor or any of their properties or assets, or any agreement or instrument to which the Issuer or any such Guarantor is bound or to which any of the properties of the Issuer or any such Guarantor is subject, or (D) result in a breach or violation of the charter or by-laws of any of the Issuer or the Guarantors, except for such breaches, violations or defaults related to the opinions set forth in (A), (B) and (C) of this paragraph (xiii) which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
     (xiv) To such counsel’s knowledge, no order having the effect of ceasing or suspending the distribution of the Offered Securities has been issued by any Canadian federal or Alberta or Ontario provincial securities commission or the Toronto Stock Exchange and no proceedings for that purpose have been instituted or are pending.
     (xv) The Issuer is not, to such counsel’s knowledge, on any list of defaulting reporting issuers maintained under the securities legislation of Alberta or Ontario.
     (xvi) The Indenture and the issuance of the Offered Securities thereunder comply, to the extent applicable, with the provisions of the Business Corporations Act (Alberta); and no registration, filing or recording of the Indenture under the federal laws of Canada or the provincial laws of Alberta or Ontario is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Offered Securities issued thereunder.
     (xvii) Subject to the assumptions and qualifications set forth in the General Disclosure Package, under the current laws and regulations of Canada and any political subdivision thereof, all interest, principal, premium, if any, and other payments due or made on the Offered Securities may be paid by the Issuer to the beneficial owner thereof in United States dollars or Canadian dollars that may be converted into foreign currency and freely transferred out of Canada and all such payments made to beneficial owners thereof who are non-residents of Canada who deal at arm’s length (within the meaning of the Income Tax Act (Canada)) with the Issuer and do not use or hold the Notes in connection with or in the course of carrying on business in Canada and, in the case of a beneficial owner that is an insurer, establishes that the Notes are not “designated insurance property” for purposes of the Income Tax Act (Canada) will not be subject to income, withholding or other taxes under the laws and regulations of Canada or any political subdivision or taxing authority thereof or therein and all such payments will otherwise be free and clear of any other tax, duty, withholding or deduction in Canada or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any Canadian federal, provincial or other governmental authorization.
     (xviii) Provided that a Purchaser is a non-resident of Canada for the purposes of the Income Tax Act (Canada) and deals at arms-length (within the meaning of the Income Tax Act (Canada) with the Issuer and does not provide services in Canada or hold the Offered Securities in connection with a business carried on in Canada and except as disclosed in the General Disclosure Package and, in the case of a Purchaser that is an insurer, establishes that the Notes are not “designated insurance property” for purposes of the Income Tax Act (Canada), no stamp tax or other issuance, goods and services or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Purchasers to any Canadian federal, provincial or other taxing authority in connection with (A) the creation, issuance, sale and delivery of the Offered Securities to the Purchasers in the manner contemplated in this Agreement and the Indenture; or (B) the resale and delivery of such Offered Securities by the Purchasers outside of Canada in the manner contemplated in this Agreement and the Indenture.
     (xix) In any proceeding before a court of competent jurisdiction in the Province of Alberta (an “Alberta Court”) for the enforcement of this Agreement, the Registration Rights Agreement, the Indenture or the Offered Securities, the Alberta Court would apply the laws of the State of New York (“New York Law”), in accordance with the parties’ choice of New York Law as the governing law of this Agreement, the Registration Rights Agreement, the Indenture and the Offered Securities to all issues that under the conflict of laws rules of the Province of Alberta are to be determined in accordance with the chosen law of the contract, provided that:
     (a) the choice of New York Law is bona fide and legal and there is no reason for avoiding the choice of law on the grounds of public policy, as these criteria are interpreted and applied under laws of the province of Alberta; and
     (b) in any such proceeding, and notwithstanding the parties’ choice of law, the Alberta Court:
(i) will not take judicial notice of the provisions of New York Law, but will only apply these provisions if they are pleaded and proven to its satisfaction by expert testimony;
(ii) will apply the laws of the province of Alberta (“Alberta Law”) that under Alberta Law would be characterized as procedural and will not apply any New York Law that under Alberta Law would be characterized as procedural;
(iii) will apply Alberta Laws that have overriding effect; and
(iv) will not apply (directly or indirectly) any New York Law that under Alberta Law would be characterized as a foreign revenue, penal, expropriatory or other public law or if its application would be contrary to public policy, as such term is interpreted under Alberta Law (“public policy”).
Such counsel is not aware of any reason for avoiding on the grounds of public policy or the Alberta Laws of overriding effect the choice of New York Law to govern this Agreement, the Registration Rights Agreement, the Indenture or the Offered Securities assuming that the meaning that would be given to the terms used in such documents under New York Law would be the same as the meaning given to such terms under Alberta Law.

     (xx) An Alberta Court would give a judgment based upon a final and conclusive in personam judgment of a court exercising jurisdiction in the State of New York (a “New York Court”) for a sum certain, obtained against the Issuer and the Guarantors with respect to a claim arising out of this Agreement, the Registration Rights Agreement, the Indenture or the Offered Securities, without reconsideration of the merits:
     (a) provided that:
     (i) the New York Court had jurisdiction over the Issuer and the Guarantors, as recognized under Alberta Law; and
     (ii) the action to enforce the judgment is commenced within the relevant limitation period under applicable law;
     (b) subject to the following defences:
     (i) the judgment is subsisting and unsatisfied and not impeachable as void or voidable under New York Law;
     (ii) the judgment is obtained by fraud or in a manner contrary to natural justice;
(iii) the judgment is directly or indirectly for a claim in respect of any law of any jurisdiction which under Alberta Law would be characterized as a foreign revenue, penal, expropriatory or other public law; and
     (iv) the judgment is contrary to principles of public policy in the Alberta.
The submission by the Issuer and the Guarantors to the non-exclusive jurisdiction of the New York Court pursuant to this Agreement, the Registration Rights Agreement, the Indenture and the Offered Securities would be recognized by the Alberta Court as conferring jurisdiction on the New York Courts within the meaning of (a)(i) above.
     (xxi) No withholding tax imposed under the federal laws of Canada, any province or territory of Canada or any political subdivision or taxing authority thereof or therein will be payable in respect of the payment or crediting of the commissions contemplated by this Agreement by the Issuer to a Purchaser that is not, and is not deemed to be, a resident of Canada for the purposes of the Income Tax Act (Canada), provided that the Purchaser deals at arm’s length (as such term is understood for purposes of the Income Tax Act (Canada))with the Issuer and the Guarantors, and that such commissions are payable in respect of services rendered by the Purchaser wholly outside of Canada that are performed in the ordinary course of business carried on by the Purchaser outside of Canada that includes the performance of such services for a fee, and the Purchaser is a resident of the U.S. for purposes of the Canada/United States Tax Convention (1980).
     (xxii) No goods and services tax imposed under the federal laws of Canada, any province or territory of Canada or any political subdivision or taxing authority thereof or therein are or will be payable by the Issuer or collectable by a Purchaser in respect of the payment of commissions as contemplated by this Agreement to a Purchaser that is a non-resident of Canada, provided that such commissions are in respect of services performed by the Purchaser wholly outside of Canada.

     (xxiii) In addition, such counsel shall state that it has participated in conferences with certain officers and employees of the Issuer and Parent, U.S. counsel for the Issuer and the Guarantors, auditors of Parent, the Purchasers and U.S. and Canadian counsel for the Purchasers at which the contents of the Final Offering Circular and the General Disclosure Package and related matters were discussed. Such counsel have no reason to believe that (i) the documents specified in a schedule to such counsel’s letter, consisting of those included in the General Disclosure Package, as of the Applicable Time and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (ii) the Final Offering Circular, as of its date and as of the date of the opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data, or information derived from reports of Netherland, Sewell, & Associates, Inc., contained in the General Disclosure Package and the Final Offering Circular.
     (e) The Purchasers shall have received from Shearman & Sterling LLP, United States counsel for the Purchasers, such opinion or opinions, dated the Closing Date, in form and substance reasonably satisfactory to you, and the Issuer shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Shearman & Sterling LLP may rely as to the incorporation of the Issuer and all other matters governed by Canadian or Alberta law upon the opinion of Stikeman Elliott LLP referred to above.
     (f) The Purchasers shall have received a letter, dated the Closing Date, of Netherland, Sewell & Associates, Inc., in form and substance satisfactory to the Purchasers, with respect to the reserve information included in the General Disclosure Package and the Final Offering Circular.
     (g) The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Issuer in which such officers, to the best of their knowledge after reasonable investigation, shall state (i) that the representations and warranties of the Issuer in this Agreement are true and correct, (ii) that the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iii) that, subsequent to the date of the most recent financial statements in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Parent, its subsidiaries and MPP, taken as a whole, except as set forth in the General Disclosure Package or as described in such certificate.
     (h) The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of each Guarantor in which such officers, to the best of their knowledge after reasonable investigation, shall state (i) that the representations and warranties of such Guarantor in this Agreement are true and correct, (ii) that such Guarantor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iii) that, subsequent to the date of the most recent financial statements in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of such Guarantor and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.
     (i) The Purchasers shall have received a letter, dated the Closing Date, of Grant Thornton LLP, which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.
     (j) At the Closing Date, the written consent of each of the lenders under the Senior Credit Facility, as required under the Senior Credit Facility to permit the Issuer and the Guarantors to enter into this

Agreement, perform its obligations hereunder and execute the transactions contemplated hereby shall remain in effect and shall not have been revoked or amended on the Closing Date and any conditions precedent to such consents becoming effective shall have been met prior to or on the Closing Date.
     (k) The Issuer shall have received a determination from the Alberta Securities Commission confirming that the Alberta Securities Commission’s order dated November 14, 2005, pursuant to Section 213 of the Securities Act (Alberta), related to the Indenture, remains in force.
     The Issuer will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. The Purchasers may in their sole discretion waive compliance with any conditions to the obligations of the Purchasers hereunder, whether in respect of an Closing Date or otherwise.
     8. Indemnification and Contribution. (a) The Issuer and the Guarantors, jointly and severally, will indemnify and hold harmless each Purchaser, its officers, partners, members, employees, directors and its affiliates and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any of the representations and warranties of the Issuer and the Guarantors contained herein or any untrue statement or alleged untrue statement of any material fact contained in or incorporated by reference into the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication or Supplemental Marketing Material, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuer by any Purchaser specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; and provided further that the Issuer and Guarantors will not be liable to reimburse the Purchasers for the legal and other expenses of more than one firm of legal counsel in addition to any local counsel.
     (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Issuer, the Guarantors, their respective directors and officers and each person, if any, who controls the Issuer or the Guarantors within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Issuer may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication or Supplemental Marketing Material, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by such Purchaser through Credit Suisse specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuer in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of (i) the following information in the Preliminary and Final Offering Circular furnished on behalf of each Purchaser: under the caption “Plan of Distribution,” the third, the second sentence of the twelfth, the fourteenth and fifteenth paragraphs; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Issuer’s failure to perform its obligations under Section 5(a) of this Agreement.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.
     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer bear to the total discounts and commissions received by the Purchasers from the Issuer under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and the Guarantors or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.
     (e) The obligations of the Issuer under this Section shall be in addition to any liability which the Issuer may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Issuer within the meaning of the Securities Act or the Exchange Act.

     9. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, Credit Suisse may make arrangements satisfactory to the Issuer for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to Credit Suisse and the Issuer for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Issuer or any Guarantor, except as provided in Section 10. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default. If other Purchasers are obligated or agree to purchase the Offered Securities of a defaulting or withdrawing Purchaser, the Issuer or Credit Suisse may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Issuer or counsel for the remaining Purchasers may be necessary in the General Disclosure Package or in any other document or arrangement.
     10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuer or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Issuer or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Issuer shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Issuer and the Guarantors and the Purchasers pursuant to Section 8 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(b), the Issuer and the Guarantors will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.
     11. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group and c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 4th Floor, New York, N.Y. 10036, Attention: Global Capital Markets, or, if sent to the Issuer or any Guarantor, will be mailed, delivered or telegraphed and confirmed to it at Compton Petroleum Corporation, Fifth Avenue Place, East Tower, Suite 3300, 425-1st Street S.W., Calgary, Alberta, Canada T2P 3L8, Attention: Vice President Finance and Chief Financial Officer; provided, however, that any notice to a Purchaser pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Purchaser.
     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Issuer as if such holders were parties thereto.
     13. Representation of Purchasers. You will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you jointly or by Credit Suisse will be binding upon all the Purchasers.
     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Any counterpart delivered by facsimile transmission shall be as binding on the parties hereto as an originally delivered counterpart.

     15. Absence of Fiduciary Relationship. Each of the Issuer and the Guarantors acknowledges and agrees that:
     (a) The Purchasers have been retained solely to act as initial purchasers in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Issuer or any of the Guarantors and the Purchasers has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary or Final Offering Circular, irrespective of whether the Purchasers have advised or are advising the Issuer or any of the Guarantors on other matters;
     (b) the price of the Offered Securities set forth in the General Disclosure Package was established by the Issuer following discussions and arm’s-length negotiations with the Purchasers, and the Issuer is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;
     (c) the Issuer has been advised that the Purchasers and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of Issuer and that the Purchasers have no obligation to disclose such interests and transactions to the Issuer by virtue of any fiduciary, advisory or agency relationship; and
     (d) each of the Issuer and the Guarantors waives, to the fullest extent permitted by law, any claims it may have against the Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Purchasers shall have no liability (whether direct or indirect) to Issuer or the Guarantors in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of Issuer or the Guarantors, including stockholders, employees or creditors of the Issuer or the Guarantors.
     16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.
     Each of the Issuer and the Guarantors hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Issuer and the Guarantors irrevocably appoints CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Issuer and the Guarantors, by the person serving the same to the address provided in Section 11, shall be deemed in every respect effective service of process upon the Issuer and the Guarantors in any such suit or proceeding. Each of the Issuer and the Guarantors further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.
     The obligation of the Issuer and any of the Guarantors in respect of any sum due to any Purchaser shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Purchaser of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Purchaser may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Purchaser hereunder, the Issuer and each Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Purchaser against such loss. If the United States dollars so purchased are greater than the sum originally due to such Purchaser hereunder, such Purchaser agrees to pay to the Issuer an amount equal to the excess of the dollars so purchased over the sum originally due to such Purchaser hereunder.
[Remainder of page intentionally left blank]

     If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Issuer, the Guarantors and the several Purchasers in accordance with its terms.

Very truly yours,
Compton Petroleum Finance Corporation
By
Name:
Title:

Compton Petroleum Corporation, as Guarantor
By
Name:
Title:

Hornet Energy Ltd., as Guarantor
By
Name:
Title:

Compton Petroleum Holdings Corporation, as Guarantor
By
Name:
Title:

Compton Petroleum, as Guarantor,
by its managing partner, Compton Petroleum Corporation
By
Name:
Title:

The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.
Credit Suisse Securities (USA) LLC
Morgan Stanley & Co. Incorporated

By Credit Suisse Securities (USA) LLC

Name:
Title:

SCHEDULE A

	Principal Amount of
Purchaser	Offered Securities
Credit Suisse Securities (USA) LLC	U.S.$	90,000,000
Morgan Stanley & Co. Incorporated		60,000,000

Total	U.S.$	150,000,000

SCHEDULE B
List of Guarantors
Parent Guarantor

Name	Jurisdiction of Organization
Compton Petroleum Corporation	Alberta, Canada
Subsidiary Guarantors

Name	Jurisdiction of Organization
Hornet Energy Ltd. Compton Petroleum Compton Petroleum Holdings Corporation	Canada Alberta, Canada Alberta, Canada

SCHEDULE C
1.	Term Sheet listing final terms

SCHEDULE D
1.	Bloomberg electronic road show slides and accompanying audio recording schedule

Exhibit A
[FORM OF OPINION OF PAUL WEISS, RIFKIND, WHARTON & GARRISON]
     The opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP to be delivered pursuant to Section 7(c) of the Purchase Agreement shall be to the effect that:
     1. To the extent execution and delivery are governed by the laws of the State of New York, the Purchase Agreement has been duly executed and delivered by the Issuer and the Guarantors.
     2. To the extent execution and delivery are governed by the laws of the State of New York, the Indenture has been duly executed and delivered by the Issuer and the Guarantors. The Indenture constitutes a valid and legally binding obligation of the Issuer and the Guarantors, enforceable against the Issuer and the Guarantors in accordance with its terms, except that the enforceability of the Indenture may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Indenture conforms in all material respects to the description thereof contained in each of the Preliminary Offering Circular, when read together with the Terms Communication, and the Final Offering Circular under the caption “Description of the Notes.”
     3. To the extent execution and delivery are governed by the laws of the State of New York, the Registration Rights Agreement has been duly executed and delivered by the Issuer and the Guarantors. The Registration Rights Agreement constitutes a valid and legally binding obligation of each of the Issuer and the Guarantors, enforceable against each of the Issuer and the Guarantors in accordance with its terms, except that the enforceability of the Registration Rights Agreement may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except to the extent that the indemnification and contribution provisions of the Registration Rights Agreement may be unenforceable. The Registration Rights Agreement conforms in all material respects to the description thereof contained in each of the Preliminary Offering Circular, when read together with the Terms Communication, and the Final Offering Circular under the caption “Description of the Notes — Registration Rights.”
     4. To the extent execution and delivery are governed by the laws of the State of New York, the Notes have been duly executed and delivered by the Issuer. When the Notes have been authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided in the Purchase Agreement, the Notes will constitute valid and legally binding obligations of the Issuer, entitled to the benefit of the Indenture and enforceable against the Issuer in accordance with their terms, except that the enforceability of the Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Notes, when issued and delivered, will conform in all material respects to the description contained in each of the Preliminary Offering Circular, when read together with the Terms Communication, and the Final Offering Circular under the caption “Description of the Notes.” The Notes are in the form contemplated by the Indenture.
     5. To the extent execution and delivery are governed by the laws of the State of New York, the Guarantees have been duly executed and delivered by the Guarantors. When the Notes have been authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided in the Purchase Agreement, each Guarantee executed and delivered by the Guarantors will constitute a valid and legally binding obligation of each of the Guarantors, entitled to the benefit of the Indenture and enforceable against each of the Guarantors in accordance with its terms, except that the enforceability of the Guarantees may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Guarantees, when issued and delivered, will conform in all material respects to the description contained in each of the Preliminary Offering Circular, when read together with the Terms Communication, and the Final Offering Circular under the caption “Description of the Notes — Guarantees.” The Guarantees are in the form contemplated by the Indenture.
     6. The statements in each of the Preliminary Offering Circular, when read together with the Terms Communication, and the Final Offering Circular under the heading “Income Tax Considerations—U.S. Federal Income Tax Considerations,” to the extent that they constitute summaries of United States federal law or regulation or legal conclusions, have been reviewed by us and fairly summarize the matters described under that heading in all material respects.
     7. Assuming (A) that the representations and warranties of the Purchasers as set forth in the Purchase Agreement are true and correct and compliance by the Purchasers with the covenants and agreements set forth in the Purchase Agreement and (B) that the representations and warranties of the Issuer and the Guarantors set forth in the Purchase Agreement are true and correct and compliance by the Issuer and the Guarantors with the covenants and agreements set forth in the Purchase Agreement, and assuming compliance with the offering and transfer procedures and restrictions described in the Preliminary Offering Circular, when read together with the Terms Communication, and the Final Offering Circular, no consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority which has not been obtained, taken or made (other than as required by any United States federal or state securities laws or Blue Sky laws of the various states as to which such counsel need express no opinion), is required under any Applicable Law for the issuance or sale of the Offered Securities or the performance by the Issuer and the Guarantors of their respective obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Offered Securities. For purposes of this opinion (7), the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of New York or the United States of America, and the term “Applicable Law” means those laws, rules and regulations of the United States of America and the State of New York, in each case which in our experience are normally applicable to the transactions of the type contemplated by the Purchase Agreement.
     8. To such counsel’s knowledge, there are no legal proceedings pending or overtly threatened against Parent, any of its subsidiaries or any of their respective properties that, if determined adversely to Parent or any of its subsidiaries, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of Issuer or any of the Guarantors to perform their obligations under the Indenture, this Agreement or the Registration Rights Agreement.
     9. Assuming (A) that the representations and warranties of the Purchasers as set forth in the Purchase Agreement are true and correct and compliance by the Purchasers with the covenants and agreements set forth in the Purchase Agreement and (B) that the representations and warranties of the Issuer and the Guarantors set forth in the Purchase Agreement are true and correct and compliance by the Issuer and the Guarantors with the covenants and agreements set forth in the Purchase Agreement, and assuming compliance with the offering and transfer procedures and restrictions described in the Preliminary Offering Circular, when read together with the Terms Communication, and the Final Offering Circular, it is not necessary in connection with the offer, sale and delivery of the Offered Securities to the Purchasers under the Purchase Agreement or in connection with the initial resale of the Offered Securities by the Purchasers in accordance with the Purchase Agreement to register the Offered Securities under the Securities Act, it being understood that such counsel need express no opinion as to any subsequent resale of the Offered Securities.
     10. The issuance and sale of the Offered Securities by the Issuer and the Guarantors, the compliance by the Issuer and the Guarantors with all of the provisions of the Purchase Agreement and the Indenture and the consummation of the transactions contemplated by them will not violate (i) Applicable Law; (ii) the Indenture; (iii) the indenture, dated as of May 8, 2002, as supplemented as of November 15, 2005, among Compton Petroleum Corporation, the guarantors named therein, and The Bank of Nova Scotia Trust Company of New York, as trustee; or (iv) any judgment, order or decree of any court or arbitrator known to us, except where the breach, default or violation could not reasonably be expected to have a Material Adverse Effect; provided, however, that for purposes of this paragraph 10, the term “Applicable Law” shall not include the anti-fraud provisions or disclosure requirements of federal and state securities laws.

     11. None of the Issuer or the Guarantors is or, after giving effect to the offering and sale of the Offered Securities and the application of their proceeds as described in each of the Preliminary Offering Circular, when read together with the Terms Communication, and the Final Offering Circular under the heading “Use of Proceeds,” will be required to be registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated under that statute.
     12. Under the laws of the State of New York relating to submission to jurisdiction, each of the Issuer and the Guarantors has, as provided in Section 16 of the Purchase Agreement, Section 13.14 of the Indenture and Section 9(j) of the Registration Rights Agreement, has validly submitted to the non-exclusive personal jurisdiction of any state court in the City of New York, New York in any action arising out of or relating to the Purchase Agreement, the Indenture or the Registration Rights Agreement, has validly waived any objection to venue of a proceeding in any such court, and has validly appointed CT Corporation System in Section 16 of the Purchase Agreement, Section 13.14 of the Indenture and Section 9(j) of the Registration Rights Agreement for the purposes described in the Purchase Agreement, the Indenture and the Registration Rights Agreement; and service of process effected on such agent in the manner set forth in Section 16 of the Purchase Agreement, Section 13.14 of the Indenture and Section 9(j) of the Registration Rights Agreement will be effective to confer valid personal jurisdiction over the Issuer and the Guarantors. This opinion (12) is subject to the qualification that such counsel need express no opinion as to the enforceability of forum selection clauses in the federal courts.
* * *
     Such counsel shall also state in a separate letter substantially in the following form:
     “The primary purpose of our professional engagement was not to establish factual matters or financial, accounting or statistical information. In addition, many determinations involved in the preparation of the Preliminary Offering Circular and the Final Offering Circular are of a wholly or partially non-legal character or relate to legal matters outside the scope of the Opinion. Furthermore, the limitations inherent in the independent verification of factual matters and in the role of outside counsel are such that we have not undertaken to independently verify, and cannot and do not assume responsibility for the accuracy, completeness or fairness of, the statements contained in the Preliminary Offering Circular or the Final Offering Circular (other than as explicitly stated in paragraphs (2), (3), (4), (5) and (6) of the Opinion).
     In the course of acting as United States counsel to the Issuer and Guarantors in connection with the offering of the Notes, we have participated in conferences and telephone conversations with officers and other representatives of the Issuer and Guarantors and the independent registered public accountants for the Issuer during which conferences and conversations the contents of the Preliminary Offering Circular, the Final Offering Circular and related matters were discussed. Based upon such participation (and relying as to materiality with respect to factual matters to the extent we deemed reasonable on officers, employees and other representatives of the Issuer and the Guarantors), we hereby advise you that our work in connection with this matter did not disclose any information that gave us reason to believe that (i) as of the Applicable Time, the Preliminary Offering Circular, when taken together with the Issuer Free Writing Communication attached in Schedule C to the Purchase Agreement (the “Pricing Supplement”) (except for the financial statements, financial statement schedules and other financial data included or omitted from the Preliminary Offering Circular, or included in or omitted from the Pricing Supplement, and information derived from the reports of Netherland, Sewell, & Associates, Inc. included therein, in each case, as to which we express no such belief), included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) at the time the Final Offering Circular was issued or at the date of this letter, the Final Offering Circular (except for the financial statements, financial statement schedules and other financial data included or omitted from the Final Offering Circular, and information derived from the reports of Netherland, Sewell, & Associates, Inc. included therein, in each case, as to which we express no such belief) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.”